Exhibit 99.1

	FOR:	Jarden Corporation

	CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Melissa Kahaly
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

Record Full Year Revenue, Segment Earnings and Adjusted EPS

RYE, N.Y., February 11, 2009 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter and year ended December 31, 2008.

For the quarter ended December 31, 2008, net sales decreased 8% to $1.4 billion compared to $1.5 billion for the same period in the previous year. For the quarter ended December 31, 2008, the Company recorded a net loss of $170 million, or ($2.28) per share, compared to a net loss of $11.2 million, or ($0.15) per share, in the quarter ended December 31, 2007. The results include a non-cash impairment charge against goodwill and intangible assets of $283 million resulting from the Company’s annual impairment testing. On a non-GAAP basis, adjusted net income was $62.7 million, or $0.83 per diluted share, for the quarter ended December 31, 2008, compared to $48.9 million, or $0.64 per diluted share, for the quarter ended December 31, 2007.

For the year ended December 31, 2008, net sales increased 16% to $5.4 billion compared to $4.7 billion in the previous year. For the year ended December 31, 2008, the Company recorded a net loss of $58.9 million, or ($0.78) per share, compared to net income of $28.1 million, or $0.38 per diluted share, in the year ended December 31, 2007. The results include a non-cash impairment charge against goodwill and intangible assets of $283 million resulting from the Company’s annual impairment testing. On a non-GAAP basis, adjusted net income was $209 million, or $2.74 per diluted share, for the year ended December 31, 2008, compared to $171 million, or $2.33 per diluted share, for the year ended December 31, 2007.

At December 31, 2008, the Company’s working capital was $1.4 billion and cash and cash equivalents were $393 million, over $30 million higher than the estimate provided in early January. The Company’s leverage ratio for bank purposes was 3.5x, ahead of the estimate provided in January, the position at the end of 2007 and leaving significant room below the bank covenant. For the year ended December 31, 2008 cash flows from operations was $250 million, adding to the Company’s overall strong liquidity position.

The Pure Fishing, Inc. and K2 Inc. businesses have been included in the results of operations from their dates of acquisition in April 2007 and August 2007, respectively. Please see the schedule accompanying this release for a reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

“Despite an incredibly challenging macroeconomic environment, Jarden delivered another record year of sales, segment earnings and adjusted EPS in 2008,” said Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation. “Our strong operating results and market share gains have shown that our business can outperform the competition even in the most difficult of times. The improvement in operating margins during the fourth quarter was a testament to our focus on operating excellence and the mix shift within our business. Our diversified portfolio of market-leading brands continued to demonstrate resiliency in 2008. We attribute the successful year to our ongoing investments in developing innovative new products, enhancing our brands and leveraging our scale within the flexible operating platform we have built.”

Mr. Franklin continued, “We fully expect the difficult operating environment to continue for the near term. As such, we believe Jarden is positioned from a balance sheet, as well as sales and margin perspective to emerge from this recessionary environment better positioned for organic growth than at any time in our history. While the creation of Jarden began in 2001, the company has only operated in its present form for the last 18 months during which period we have proved that Jarden can produce a strong and sustainable performance. We believe that having proved the robustness of our diversified business model, the outlook for Jarden should only get better as the macro economy improves.”

The Company will be holding a conference call at 4:45 p.m. EST today, February 11, 2009, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until February 25, 2009.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene® and Volkl®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell® and Pine Mountain®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Quarters ended
	December 31, 2008			December 31, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$1,350.3	$—	$1,350.3	$1,466.9	$—	$1,466.9

Cost of sales	971.9	—	971.9	1,116.4	(50.5)	1,065.9

Gross profit	378.4	—	378.4	350.5	50.5	401.0
Selling, general and administrative expenses	238.5	(4.0)	234.5	280.1	(4.7)	275.4
Impairment of goodwill and other intangible assets	283.2	(283.2)	—	—	—	—

Reorganization and acquisition-related integration costs, net	25.2	(25.2)	—	20.1	(20.1)	—

Operating earnings (loss)	(168.5)	312.4	143.9	50.3	75.3	125.6
Interest expense, net	45.9	—	45.9	49.0	—	49.0
Loss on early extinguishment of debt	—	—	—	—	—	—

Income (loss) before taxes	(214.4)	312.4	98.0	1.3	75.3	76.6
Income tax provision (benefit)	(44.0)	79.3	35.3	12.5	15.2	27.7

Net income (loss)	$(170.4)	$233.1	$62.7	$(11.2)	$60.1	$48.9

Earnings (loss) per share:
Basic	$(2.28)		$0.84	$(0.15)		$0.65
Diluted	$(2.28)		$0.83	$(0.15)		$0.64
Weighted average shares outstanding :
Basic	74.9		74.9	75.7		75.7
Diluted	74.9		75.8	75.7		77.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Years ended
	December 31, 2008			December 31, 2007
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)(3)	Adjusted (non-GAAP) (1)(2)(3)
Net sales	$5,383.3	$—	$5,383.3	$4,660.1	$—	$4,660.1

Cost of sales	3,880.5	—	3,880.5	3,517.4	(122.9)	3,394.5

Gross profit	1,502.8	—	1,502.8	1,142.7	122.9	1,265.6
Selling, general and administrative expenses	1,013.7	(16.0)	997.7	861.1	(12.0)	849.1
Impairment of goodwill and other intangible assets	283.2	(283.2)	—	—	—	—

Reorganization and acquisition-related integration costs, net	59.8	(59.8)	—	49.6	(49.6)	—

Operating earnings	146.1	359.0	505.1	232.0	184.5	416.5
Interest expense, net	178.7	—	178.7	149.7	—	149.7
Loss on early extinguishment of debt	—	—	—	15.7	(15.7)	—

Income (loss) before taxes	(32.6)	359.0	326.4	66.6	200.2	266.8
Income tax provision	26.3	91.2	117.5	38.5	57.7	96.2

Net income (loss)	$(58.9)	$267.8	$208.9	$28.1	$142.5	$170.6

Earnings (loss) per share:
Basic	$(0.78)		$2.78	$0.39		$2.37
Diluted	$(0.78)		$2.74	$0.38		$2.33
Weighted average shares outstanding :
Basic	75.2		75.2	71.9		71.9
Diluted	75.2		76.2	73.3		73.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	December 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$392.8	$220.5
Accounts receivable, net	894.1	978.5
Inventories	1,180.4	1,126.2
Deferred taxes on income	147.3	140.5
Prepaid expenses and other current assets	114.5	84.5

Total current assets	2,729.1	2,550.2

Property, plant and equipment, net	506.9	510.9
Goodwill	1,476.1	1,610.8
Intangible assets, net	936.6	1,126.6
Other assets	78.3	69.6

Total assets	$5,727.0	$5,868.1

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$431.4	$297.8
Accounts payable	422.1	439.3
Accrued salaries, wages and employee benefits	142.0	134.6
Taxes on income	22.7	20.9
Other current liabilities	336.2	387.8

Total current liabilities	1,354.4	1,280.4

Long-term debt	2,436.9	2,449.5
Deferred taxes on income	232.8	335.2
Other non-current liabilities	318.7	264.4

Total liabilities	4,342.8	4,329.5

Total stockholders’ equity	1,384.2	1,538.6

Total liabilities and stockholders’ equity	$5,727.0	$5,868.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Quarters ended		Years ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net income (loss)	$(170.4)	$(11.2)	$(58.9)	$28.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30.6	31.5	120.3	96.4
Impairment of goodwill and other intangibles	283.2	—	283.2	—
Other non-cash items	(52.3)	74.9	8.8	79.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	72.1	81.9	41.5	2.4
Inventory	74.1	194.7	(95.2)	142.3
Accounts payable	(50.3)	(39.8)	(12.2)	10.4
Other current assets and liabilities	8.2	(50.5)	(37.6)	(54.3)

Net cash provided by operating activities	195.2	281.5	249.9	304.8

Cash flows from financing activities:
Net change in short-term debt	64.7	(86.8)	131.5	216.2
Proceeds from issuance of senior debt	—	—	25.0	1,350.0
Payments on long-term debt	(4.3)	(64.0)	(25.0)	(793.2)
Repurchase net of proceeds from stock transactions	(12.4)	(41.8)	(21.4)	(56.2)
Debt issuance costs	(0.4)	(0.3)	(3.0)	(36.7)
Other, net	—	(0.3)	(2.5)	0.5

Net cash provided by (used in) financing activities	47.6	(193.2)	104.6	680.6

Cash flows from investing activities:
Additions to property, plant and equipment	(32.2)	(25.8)	(102.2)	(81.2)
Acquisition of businesses, net of cash acquired	(1.8)	(3.5)	(42.6)	(909.5)
Other	(23.3)	(2.4)	(30.7)	18.1

Net cash used in investing activities	(57.3)	(31.7)	(175.5)	(972.6)

Effect of exchange rate changes on cash and cash equivalents	(7.4)	1.4	(6.7)	5.1

Net increase in cash and cash equivalents	178.1	58.0	172.3	17.9
Cash and cash equivalents at beginning of period	214.7	162.5	220.5	202.6

Cash and cash equivalents at end of period	$392.8	$220.5	$392.8	$220.5

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2008
Net sales	$494.0	$570.6	$215.6	$84.1	$(14.0)	$1,350.3	$—	$1,350.3

Segment earnings (loss)	$57.3	$92.9	$19.7	$13.3	$—	$183.2	$(12.7)	$170.5

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(11.8)	—	(4.7)	(6.1)	—	(22.6)	(2.6)	(25.2)
Impairment of goodwill and other intangibles	(30.2)	(76.3)	(176.7)	—	—	(283.2)	—	(283.2)
Depreciation and amortization	(15.7)	(7.4)	(3.9)	(3.3)	—	(30.3)	(0.3)	(30.6)

Operating earnings (loss)	$(0.4)	$9.2	$(165.6)	$3.9	$—	$(152.9)	$(15.6)	$(168.5)

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended December 31, 2007
Net sales	$570.2	$604.7	$217.4	$92.9	$(18.3)	$1,466.9	$—	$1,466.9

Segment earnings (loss)	$46.6	$115.5	$20.1	$10.5	$—	$192.7	$(39.7)	$153.0

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(6.0)	1.5	(9.0)	(2.8)	—	(16.3)	(3.8)	(20.1)
Other integration-related costs	(1.4)	(1.1)	(0.9)	(1.2)	—	(4.6)	—	(4.6)
Manufacturer’s profit in inventory	(44.9)	—	—	(1.6)	—	(46.5)	—	(46.5)
Depreciation and amortization	(15.8)	(6.6)	(5.5)	(3.1)	—	(31.0)	(0.5)	(31.5)

Operating earnings (loss)	$(21.5)	$109.3	$4.7	$1.8	$—	$94.3	$(44.0)	$50.3

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2008
Net sales	$2,481.0	$1,812.9	$804.9	$348.6	$(64.1)	$5,383.3	$—	$5,383.3

Segment earnings (loss)	$297.6	$253.9	$96.4	$42.7	$—	$690.6	$(81.2)	$609.4

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(32.6)	—	(10.7)	(8.9)	—	(52.2)	(7.6)	(59.8)
Impairment of goodwill and other intangibles	(30.2)	(76.3)	(176.7)	—	—	(283.2)	—	(283.2)
Depreciation and amortization	(62.5)	(27.1)	(17.0)	(12.6)	—	(119.2)	(1.1)	(120.3)

Operating earnings (loss)	$172.3	$150.5	$(108.0)	$21.2	$—	$236.0	$(89.9)	$146.1

	Outdoor Solutions (a)	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Year ended December 31, 2007
Net sales	$1,698.6	$1,869.2	$806.2	$353.6	$(67.5)	$4,660.1	$—	$4,660.1

Segment earnings (loss)	$210.1	$271.1	$100.4	$35.0	$—	$616.6	$(115.1)	$501.5

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related integration costs, net	(9.7)	(17.0)	(14.7)	(2.8)	—	(44.2)	(5.4)	(49.6)
Other integration-related costs	(1.4)	(1.1)	(0.9)	(1.2)	—	(4.6)	—	(4.6)
Manufacturer’s profit in inventory	(115.8)	—	—	(3.1)	—	(118.9)	—	(118.9)
Depreciation and amortization	(39.4)	(26.9)	(18.1)	(10.3)	—	(94.7)	(1.7)	(96.4)

Operating earnings (loss)	$43.8	$226.1	$66.7	$17.6	$—	$354.2	$(122.2)	$232.0

(a)	Effective April and August 2007, the Company acquired Pure Fishing, Inc. and K2 Inc., respectively, which, other than K2 Inc.’s monofilament business, are reflected in the Outdoor Solutions segment from their respective dates of acquisition. On a pro forma basis, including these acquisitions, net sales in the Outdoor Solutions segment for the year ended December 31, 2007 would have been $2,526.4 million.
(b)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “Adjusted” results for the quarter and year ended December 31, 2008 and 2007. For the quarter ended December 31, 2008, adjustments to net loss consist of a $283 million impairment charge to goodwill and various tradenames resulting from the Company’s annual impairment testing; $25.2 million of reorganization and acquisition-related integration costs; and $4.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net loss for the quarter ended December 31, 2008 is the tax provision adjustment of $79.3 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the quarter ended December 31, 2007, adjustments to net loss consist of $46.5 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the K2 Inc. acquisition; $20.1 million of reorganization and acquisition-related integration costs; $4.1 million of amortization of acquired intangible assets; and $4.6 million of certain duplicative costs and inventory write-offs. Also, included in the adjustments to net loss for the quarter ended December 31, 2007 is the tax provision adjustment of $15.2 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the year ended December 31, 2008, adjustments to net loss consist of a $283 million impairment charge to goodwill and various tradenames resulting from the Company’s annual impairment testing; $59.8 million of reorganization and acquisition-related integration costs; and $16.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net loss for the year ended December 31, 2008 is the tax provision adjustment of $91.2 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the year ended December 31, 2007, adjustments to net income consist of $118.9 million of manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Pure Fishing, Inc. ($27.1 million) and K2 Inc. ($91.8 million) acquisitions; $49.6 million of reorganization and acquisition-related integration costs; $11.4 million of amortization of acquired intangible assets; $4.6 million of certain duplicative costs and inventory write-offs; and $15.7 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the year ended December 31, 2007 is the tax provision adjustment of $57.7 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Note 3: In prior years, the Company had adjusted for non-cash stock compensation costs to derive its adjusted net income. In 2008, the Company no longer adjusts for these costs and therefore, prior year amounts have been restated to conform with the current year presentation. The Company recorded non-cash stock compensation costs of $4.0 million and $30.8 million for the quarter ended December 31, 2008 and 2007, respectively, and $20.6 million and $64.0 million for the year ended December 31, 2008 and 2007, respectively.